Exhibit 99.4

Argentum 47, Inc. and Subsidiaries

(Formerly known as Global Equity International, Inc.)

Unaudited Pro Forma Condensed Combined Financial Information

F-1

Introduction

The following unaudited pro forma condensed combined financial information and related notes are presented to give effect to the acquisition of Cheshire Trafford U.K. Limited (“CTL”) that was completed on August 1, 2018 (the “Acquisition Date”) by Argentum 47, Inc. and its wholly owned subsidiaries (hereinafter referred to as “Argentum”, “the Company”, “we”, “us”, “our” and similar terms unless the context indicates otherwise). The pro forma information was prepared based on the historical financial information and related notes of Argentum and CTL, as adjusted for the pro forma impact of applying the acquisition method of accounting in accordance with Generally Accepted Accounting Principles in the United States (“U.S. GAAP”).

The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2018 and for the year ended December 31, 2017 give effect to these transactions as if they had occurred on January 1, 2017. The unaudited pro forma condensed combined balance sheets as of June 30, 2018 give effect to these transactions as if they had occurred on June 30, 2018. The historical financial information is adjusted in the unaudited pro forma condensed combined financial information to give effect to pro forma events that are (1) directly attributable to the proposed acquisition, (2) factually supportable, and (3) with respect to the condensed combined statements of operations, expected to have a continuing impact on the combined results.

The pro forma adjustments are based upon available information and assumptions that the Company believes are reasonable. The determination and preliminary allocation of the purchase consideration of the CTL acquisition reflected in these unaudited pro forma condensed combined financial statements has been based upon preliminary estimates of the fair value of assets acquired and liabilities assumed. The pro forma adjustments are therefore preliminary and have been prepared to illustrate the estimated effect of the acquisition.

The unaudited pro forma adjustments are not necessarily indicative of or intended to represent the results that would have been achieved had the transaction been consummated as of the dates indicated or that may be achieved in the future. The actual results reported by the combined company in periods following the acquisition may differ significantly from those reflected in these unaudited pro forma condensed combined financial information for a number of reasons, including cost saving synergies from operating efficiencies and the effect of the incremental costs incurred to integrate the two companies.

The unaudited pro forma combined financial statements were prepared using the acquisition method of accounting with Argentum treated as the acquiring entity. Accordingly, the aggregate value of the consideration payable by the Company to complete the acquisition was allocated to the assets acquired and liabilities assumed from CTL based upon their estimated fair values on the acquisition date. The Company estimated the fair value of CTL’s assets and liabilities based on discussions with CTL’s management, due diligence performed by us and by using the most recent audited financial statements of CTL as of December 31, 2017.

The unaudited pro forma condensed combined financial information should be read in conjunction with our historical consolidated financial statements and accompanying notes included in our Annual Report on Form 10-K for the year ended December 31, 2017, our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2018, the historical financial statements of CTL for the year ended December 31, 2017, and the historical unaudited financial statements of CTL for the six months ended June 30, 2018 contained in this Form 8-K/A.

F-2

Argentum 47, Inc. and Subsidiaries

(Formerly known as Global Equity International, Inc.)

Unaudited Pro Forma Condensed Combined Balance Sheets

As of June 30, 2018

	Historical (unaudited)
	Argentum 47, Inc. and	Cheshire Trafford U.K.	Pro Forma	Footnote		Pro Forma
	Subsidiaries	Limited	Adjustments	Reference		Combined
Assets
Current Assets
Cash & cash equivalents	$236,556	$3,847	$(175,710)	5	(1)	$64,693
Accounts receivable	61,288	13,368	-			74,656
Marketable securities at fair value	3,561,055	-	-			3,561,055
Prepaids	6,272	-	-			6,272
Other current assets	6,495	-	-			6,495
Intangibles and goodwill	-	-	569,444		(4)	569,444
Total current assets	3,871,666	17,215	393,734			4,282,615

Fixed assets, net	5,947	631	-			6,578

Total assets	$3,877,613	$17,846	$393,734			$4,289,193

Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable and accrued liabilities	$197,734	$4,039	$-			$201,773
Accounts payable and accrued liabilities - related parties	117,061	-	-			117,061
Income tax payable	2,832	-	-			2,832
Loans payable - related parties	-	66,456	-			66,456
Accrued interest	215,125	-	-			215,125
Notes payable	319,598	-	-			319,598
Fixed price convertible notes payable - net of discount of $125,767	1,109,233	-	-			1,109,233
Total current liabilities	1,961,583	70,495	-			2,032,078

Long Term Liabilities
Payable for acquisition	-	-	341,085	5	(2)	341,085
Total long term liabilities	-	-	341,085			341,085

Total liabilities	$1,961,583	$70,495	$341,085			$2,373,163

Stockholders’ Equity
Preferred stock series “B” convertible	$45,000	$-	$-			$45,000
Preferred stock series “C” convertible	3,200	-	-			3,200
Common stock	525,534	28,553	(28,553)	5	(3)	525,534
Additional paid in capital	10,188,061	52,743	(52,743)	5	(3)	10,188,061
Accumulated deficit	(8,845,583)	(126,525)	126,525	5	(3)	(8,845,583)
Accumulated other comprehensive (loss) / income	(182)	(7,420)	7,420	5	(3)	(182)
Total stockholders’ equity	1,916,030	(52,649)	52,649			1,916,030

Total liabilities and stockholders’ equity	$3,877,613	$17,846	$393,734			$4,289,193

See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information

F-3

Argentum 47, Inc. and Subsidiaries

(Formerly known as Global Equity International, Inc.)

Unaudited Pro Forma Condensed Combined Statements of Operations

For the six months ended June 30, 2018

	Historical (unaudited)
	Argentum 47, Inc. and	Cheshire Trafford U.K.	Pro Forma	Footnote	Pro Forma
	Subsidiaries	Limited	Adjustments	Reference	Combined

Revenue	$70,267	$88,522	$-		$158,789
Cost of revenue	-	(9,075)	-		(9,075)
Gross income	$70,267	$79,447	$-		$149,714
			-
General and administrative expenses	84,117	44,044	-		128,161
Compensation	449,391	67,689	-		517,080
Professional services	159,625	7,681	-		167,306
Depreciation	918	90	-		1,008
Total operating expenses	694,051	119,504	-		813,555

Loss from operations	$(623,784)	$(40,057)	$-		$(663,841)

Other income (expenses):
Interest expense	$(27,855)	$-	$-		$(27,855)
Amortization of debt discount	(26,509)	-	-		(26,509)
Gain on available for sale marketable securities, net	1,531,699	-	-		1,531,699
Gain / (loss) on extinguishment of debt and other liabilities	33,823	-	-		33,823
Exchange rate gain / (loss)	(241)	-	-		(241)
Total other income (expenses)	1,510,917	-	-		1,510,917

Net income	$887,133	$(40,057)	$-		$847,076

Net income per common share - basic	$0.00				$0.00
Net income per common share - diluted	$0.00				$0.00

Weighted average number of common shares outstanding - basic	525,534,409				525,534,409
Weighted average number of common shares outstanding - diluted	1,357,284,409				1,357,284,409

See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information

F-4

Argentum 47, Inc. and Subsidiaries

(Formerly known as Global Equity International, Inc.)

Unaudited Pro Forma Condensed Combined Statements of Operations

For the year ended December 31, 2017

	Historical
	Argentum 47, Inc. and	Cheshire Trafford U.K.	Pro Forma	Footnote	Pro Forma
	Subsidiaries	Limited	Adjustments	Reference	Combined

Revenue	$224,526	$193,531	$-		$418,057
Cost of revenue	-	(13,998)	-		(13,998)
Gross income	$224,526	$179,533	$-		$404,059

General and administrative expenses	165,624	93,162	-		258,786
Compensation	1,125,582	110,475	-		1,236,057
Professional services	120,729	6,289	-		127,018
Depreciation	9,349	333	-		9,682
Bad debt expense	30,000	-	-		30,000
Total operating expenses	1,451,284	210,258	-		1,661,542

Loss from operations	$(1,226,758)	$(30,726)	$-		$(1,257,484)

Other income (expenses):
Interest expense	$(39,952)	$-	$-		$(39,952)
Amortization of debt discount	(125,512)	-	-		(125,512)
Gain on sale of subsidiary	23,052	-	-		23,052
Gain on sale of marketable securities	18,851	-	-		18,851
Impairment loss on investments at cost	(1,601,336)	-	-		(1,601,336)
Loss on conversion of notes into common stock	(642,542)	-	-		(642,542)
Loss on extinguishment of debt and other liabilities	(113,148)	-	-		(113,148)
Gain on disposals	-	326	-		326
Exchange rate loss	(996)	-	-		(996)
Total other income (expenses)	(2,481,583)	326	-		(2,481,257)

Loss before income tax	$(3,708,341)	$(30,400)	$-		$(3,738,741)

Income tax expense	2,832	-	-		2,832

Net loss	$(3,711,173)	$(30,400)	$-		$(3,741,573)

Net loss per common share - basic & diluted	$(0.01)				$(0.01)

Weighted average number of common shares outstanding - basic & diluted	423,709,805				423,709,805

See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information

F-5

Notes to Unaudited Pro Forma Condensed Combined Financial Information

Note 1 – Description of the Transaction

On December 12, 2017, Argentum 47, Inc. (“the Company”) (formerly known as “Global Equity International, Inc.”) incorporated a United Kingdom based company under the name of Argentum 47 Financial Management Limited (“Argentum FM”). Argentum FM is a wholly-owned subsidiary of the Company and was formed to serve as a holding company for the acquisition of United Kingdom and Asia based advisory firms.

On August 1, 2018, Argentum FM entered into and closed on a Share Purchase Agreement with Mr. Rodney Leonard and Equilibrium Pensions Limited (trustees of The Leonard R. Personal Pension), pursuant to which Argentum FM acquired 100% of the ordinary shares (equity) of Cheshire Trafford (U.K.) Limited of Hull, United Kingdom (“CTL”) from Mr. Leonard and Equilibrium Pensions Limited (trustees of The Leonard R. Personal Pension) after payment of the initial tranche of $175,710 or 132,362 GBP. Total agreed purchase consideration amounted to $516,795 (389,299.50 Great Britain Pounds or “GBP”). See Note 3.

The funds for the first tranche payment were obtained via a June 8, 2018 loan in the amount of $735,000 from Xantis AION Securitization Fund.

Note 2 – Basis of Pro Forma Presentation

The unaudited pro forma condensed combined balance sheet as of June 30, 2018 combines our historical consolidated balance sheet with the historical balance sheet of CTL and has been prepared as if our acquisition of CTL had occurred on June 30, 2018. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2018 and for the year ended December 31, 2017 combine our historical consolidated statements of operations with CTL’s historical statements of operations and have been prepared as if the acquisition had occurred on January 1, 2017. The historical financial information is adjusted in the unaudited pro forma condensed combined financial information to give effect to pro forma events that are (1) directly attributable to the proposed acquisition, (2) factually supportable, and (3) with respect to the condensed combined statements of income, expected to have a continuing impact on the combined results.

We have accounted for the acquisition in this unaudited pro forma condensed combined financial information using the acquisition method of accounting in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 805 “Business Combinations” (“ASC 805”). In accordance with ASC 805, we use our best estimates and assumptions to assign fair value to the tangible and intangible assets acquired and liabilities assumed at the Acquisition Date. Goodwill as of the Acquisition Date is measured as the excess of purchase consideration over the fair value of net tangible and identifiable intangible assets acquired.

The pro forma adjustments described below were developed based on assumptions and estimates of Argentum’s management, including assumptions relating to the consideration payable and the allocation thereof to the assets acquired and liabilities assumed from CTL based on preliminary estimates of fair value. The final purchase consideration and the allocation of the purchase consideration may differ from that reflected in the unaudited pro forma condensed combined financial information after final valuation procedures are performed and amounts are finalized following the completion of the acquisition.

The unaudited pro forma condensed combined financial information is provided for illustrative purposes only and does not purport to represent what the actual consolidated results of operations or the consolidated financial position of the combined company would have been had the acquisition occurred on the dates assumed, nor are they necessarily indicative of future consolidated results of operations or financial position.

F-6

The Company expects to incur costs and realize benefits associated with integrating the operations of Argentum and CTL. The unaudited pro forma condensed combined financial information does not reflect the costs of any integration activities or any benefits that may result from operating efficiencies, revenue synergies, asset dispositions or other restructurings that could result from the acquisition. The unaudited pro forma condensed combined statement of operations does not reflect any non-recurring charges directly related to the acquisition that the combined company may incur upon completion of the transaction.

Note 3 – Estimated Preliminary Purchase Price Consideration

The purchase consideration for the acquisition of CTL is based on a formula of 2.7 times CTL’s projected annualized recurring revenues for the calendar year ending December 31, 2018. We took the gross revenues of CTL for the five months ended May 31, 2018, and annualized those recurring revenues and multiplied those revenues by 2.7 times in arriving at the contractual purchase consideration of $516,795 or 389,300 Great Britain Pounds (“GBP”).

The purchase consideration is payable in up to three tranches. The first tranche of $175,710 or 132,362 GBP has been paid upon closing of the transaction. The second tranche of $170,542 or 128,469 GBP) is due 18 months after the closing. The third tranche of $170,543 or 128,469 GBP is due 36 months after the closing. The third tranche could be reduced (but not increased) in the event that CTL’s trailing or recurring revenues are less than the 2018 annualized gross recurring revenues.

On August 1, 2018, Argentum FM completed the acquisition of CTL by paying the initial tranche of $175,710 or 132,362 GBP to the owners of CTL in exchange for 100% of the ordinary shares of CTL.

Note 4 – Estimated Preliminary Purchase Price Allocation

For the purpose of these Pro Forma Financial Statements, the estimated preliminary purchase price allocation to net assets acquired and liabilities assumed is based on their estimated fair values on the assumed acquisition date of June 30, 2018. Actual amounts on the acquisition date of August 1, 2018 will differ, however the Company does not believe this will result in a materially different allocation:

Assets acquired	Fair Value
Cash	$3,847
Accounts receivable – net	13,368
Goodwill	569,444
Property and equipment, net	631
Total Assets acquired	587,290

Liabilities assumed
Accounts payable and accrued liabilities	4,039
Due to related parties - director’s loan	66,456
Total liabilities assumed	(70,495)
Purchase price allocated	$516,795

We believe the amount of goodwill resulting from the allocation of purchase consideration is primarily attributable to expected synergies from future growth and strategic advantages. In accordance with ASC 805, goodwill will not be amortized but instead will be tested for impairment at least annually and more frequently if certain indicators of impairment are present. In the event that goodwill has become impaired, we will record an expense for the amount impaired during the fiscal quarter in which the determination is made.

F-7

Note 5 – Pro Forma Adjustments

The following is a description of the unaudited pro forma adjustments reflected in the unaudited pro forma condensed combined financial information:

Adjustments to the pro forma condensed combined balance sheet:

(1) The pro forma adjustment to cash and cash equivalents reflects the cash payment of initial tranche of $175,710 for the acquisition of CTL.

(2) The pro forma adjustment to long term payable for acquisition reflects the amount payable regarding second and third tranche of agreed purchase consideration as follows:

(i) The second tranche of $170,542 or 128,469 GBP is due 18 months after the acquisition date.

(ii) The third tranche of $170,543 or 128,469 GBP is due 36 months after the acquisition date.

(3) The pro forma adjustments to total equity include elimination of following pre-acquisition equity balances of CTL as used in calculation of goodwill:

Ordinary shares: £1 or $1.6259 par value: 17,561 shares issued and outstanding	$(28,553)
Additional paid in capital	(52,743)
Accumulated deficit	126,525
Accumulated other comprehensive loss	7,420
Total pre-acquisition equity balances eliminated	$52,649

F-8